Calculation of Filing Fee Tables
S-8
Weatherford International plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, nominal value of $0.001 per share	Other	175,438	$ 90.245	$ 15,832,402.31	0.0001381	$ 2,186.45
Total Offering Amounts:						$ 15,832,402.31		$ 2,186.45
Total Fee Offsets:								$ 992.87
Net Fee Due:								$ 1,193.58
Offering Note
[1]	On September 1, 2026, Weatherford International plc ("Weatherford") completed its acquisition of NCS Multistage Holdings, Inc. ("NCS"). The "Amount Registered" represents the aggregate number of the registrant's ordinary shares which may be issuable upon the grant, vesting or settlement of certain NCS equity awards that were assumed by Weatherford in connection with its acquisition of NCS. Pursuant to Rule 416 under the Securities Act of 1933, such number includes an additional indeterminate number of additional ordinary shares that may become issuable by reason of any share split, share dividend, recapitalization, or similar capital adjustment. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" have been estimated solely for purposes of calculating the amount of the registration fee pursuant to Rues 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low prices for an ordinary share as reported by the Nasdaq Global Select Market on August 27, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	NCS Multistage Holdings, Inc.	S-8	333-289196	08/01/2025		$ 992.87	Equity	Common stock, par value $0.01 per share	212,836	$ 6,485,112.92
Fee Offset Sources		NCS Multistage Holdings, Inc.	S-8	333-289196		08/01/2025						$ 992.87
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On August 1, 2025, NCS registered 250,000 shares of its common stock on a registration statement on Form S-8 (file No. 333-289196) to be issuable under the NCS Multistage Holdings, Inc. Amended and Restated 2017 Equity Incentive Plan (the "NCS Plan"). A registration fee of $1,116.24 was paid in connection with the filing. Of the 250,000 shares registered, 212,836 shares were not issued pursuant to the NCS Plan. On September 1, 2026, in connection with Weatherford's acquisition of NCS and prior to the filing of this registration statement, NCS filed a post-effective amendment to its Form S-8 removing from registration all registered but unsold securities. Pursuant to Rule 457(p), the unused portion of the NCS registration fee previously paid which may be used by Weatherford as an offset against this filing is $992.87.